UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): January 5, 2000



                           MOLECULAR BIOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                 1-10546                  36-3078632
(State of Incorporation)  (Commission File Number)   (I.R.S. Identification No.)



              10030 Barnes Canyon Road, San Diego, California 92121
                    (Address of principal executive offices)



        Registrant's telephone number, including area code: (858) 812-7001

Item 5.  Other Events


Molecular Biosystems to be Quoted on the NASD Over-The-Counter Bulletin Board.


          Effective January 5, 2000, trading of Molecular Biosystems, Inc. (the "Company") common stock was moved to the NASD Over-The-Counter Bulletin Board. A new trading symbol of "MBIO" was assigned to the Company by NASD. The Company had previously traded on the New York Stock Exchange under the symbol "MB" through the close of business January 4, 2000.



Item 7.  Financial Statements and Exhibits

         10.1              Press release dated December 28, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MOLECULAR BIOSYSTEMS, INC.




/s/ Elizabeth Hougen
Elizabeth Hougen
Executive Director, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)


1/6/00

                                  Exhibit Index

    Exhibit                Description

    10.1                   Press release dated December 28, 1999.

Exhibit 10.1




Contacts:
Elizabeth Hougen, Chief Financial Officer (858) 812-7179
Patricia Sullivan, Manager, Investor Relations (858) 812-7146
E-Mail: IR@mobi.com


                         MBI Plans for Listing on NASD's
                         Over-The-Counter Bulletin Board

San Diego, California, December 28, 1999 - Molecular Biosystems, Inc. announced today that trading of its common stock will continue on the New York Stock Exchange until the close of business on Tuesday, January 4, 2000. The date was extended from December 30, 1999, in order to effectuate an orderly transition. Effective Wednesday, January 5, 2000, MBI's common stock is expected to be quoted on NASD's Over-The-Counter Bulletin Board. A trading symbol will be assigned when listing commences.

MBI, based in San Diego, California, is a world leader in developing contrast agents for diagnostic imaging. Its innovative product, OPTISON(R), improves diagnosis of heart disease through clearer ultrasound images.

This news release contains forward-looking statements that involve risks and uncertainties. Among the factors that could result in a materially different outcome are: MBI's failure to be quoted on NASD's Over-The-Counter Bulletin Board and other risk factors reported from time to time in MBI's filings with the Securities and Exchange Commission.

       For More Information on Molecular Biosystems by Fax, Dial 888-329-4007,
                       or Visit its Web site: www.mobi.com